Exhibit 99.(q)(5)

GUARDIAN VARIABLE PRODUCTS TRUST – POWER OF ATTORNEY

The undersigned Trustee of Guardian Variable Products Trust hereby constitutes and appoints each of Corey F. Rose, James V. Catano, Kathleen M. Moynihan and John H. Walter, jointly and severally, as the undersigned’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place, and stead, in any and all capacities, to sign the Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 of Guardian Variable Products Trust (File Nos. 333-210205 and 811-23148) and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys in-fact, or substitute or substitutes therefor, may do or cause to be done by virtue thereof.

WITNESS my hand on the date set forth below.

Name	Title(s)	Date

/s/ James D. McDonald	Trustee	March 13, 2024

James D. McDonald